Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.83 for the Fiscal Quarter Ended December 31, 2011

OMAHA, Neb.--(BUSINESS WIRE)--January 19, 2012--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.83 on net income available to common stockholders of $1.4 million for the fiscal quarter ended December 31, 2011.

“The integration of the Crossville, Tennessee branch continues to progress according to plan. Considerable management attention is focused on diversifying the product mix. We are working hard to introduce our full range of products and services to enhance our customer’s ability to improve margins. Overall business conditions in both of our segments remain highly competitive so we were pleased with the results for the quarter,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. “We believe we are well positioned strategically in the current environment and are actively engaged in organically developing new business opportunities within our existing customer base and prospects. We also continue to be active on the acquisition trail,” noted Mr. Atayan.

Each of AMCON’s business segments reported solid quarters. The wholesale distribution segment reported revenues of $275.0 million and operating income before depreciation and amortization of $3.9 million for the first fiscal quarter of fiscal 2012. The retail health food segment reported revenues of $8.5 million and operating income before depreciation and amortization of $0.5 million for the first fiscal quarter of 2012.

“We hosted our first trade show for the Crossville branch during the quarter. The show was well received by customers, with considerable enthusiasm shown for our industry leading e-Space planogram program. We also completed a significant capital expansion for freezers and related food service equipment in our Quincy branch which positions us well as we expand our food service offerings,” said Kathleen Evans, President of AMCON’s wholesale distribution segment.

“Our Chamberlin’s stores in Florida continue to show improved results as that region recovers from the depths of the recession. Our Akin's stores in the Midwest are experiencing increased competition from several national health food chains which negatively impacted results in the first quarter. On a long term basis our stores are well positioned to compete. Consumers of natural products tend to be a well educated customer segment, who demand a higher level of product and dietary knowledge by in store associates, which is our strength,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

“We continue to maintain high levels of balance sheet liquidity to take advantage of buying opportunities when available. We are very focused on using our balance sheet as a tool to drive profitability for our customers. At December 31, 2011, stockholders’ equity was $43.9 million and consolidated debt was $35.9 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We are making significant personnel and capital investments in information technology, for both internal and customer use, and will continue to do so for the foreseeable future,” commented Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota, South Dakota, and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2011 and September 30, 2011

	December 2011	September 2011
	(Unaudited)
ASSETS
Current assets:
Cash	$974,815	$1,389,665
Accounts receivable, less allowance for doubtful accounts of $1.2 million at both December 2011 and September 2011	29,223,872	32,963,693
Inventories, net	47,940,028	38,447,982
Deferred income taxes	1,455,121	1,707,889
Prepaid and other current assets	4,951,373	6,073,536
Total current assets	84,545,209	80,582,765

Property and equipment, net	13,454,969	13,713,238
Goodwill	6,349,827	6,349,827
Other intangible assets, net	5,459,727	5,550,978
Other assets	1,243,000	1,238,825
	$111,052,732	$107,435,633
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,845,825	$18,439,446
Accrued expenses	5,348,974	7,153,672
Accrued wages, salaries and bonuses	1,900,367	2,460,558
Income taxes payable	732,613	2,100,180
Current maturities of long-term debt	1,915,309	1,384,625
Total current liabilities	25,743,088	31,538,481

Credit facility	28,768,119	20,771,613
Deferred income taxes	2,939,629	2,743,238
Long-term debt, less current maturities	5,252,739	6,194,195
Other long-term liabilities	427,501	429,513
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both December 2011 and September 2011.	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 62,000 shares outstanding and a total liquidation preference of $1.6 million at December 2011 and September 2011.	1,550,000	1,550,000
Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 162,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 625,271 shares outstanding at December 2011 and 609,320 shares outstanding at September 2011	6,252	6,093
Additional paid-in capital	10,892,578	9,981,055
Retained earnings	32,972,826	31,721,445
Total shareholders’ equity	43,871,656	41,708,593
	$111,052,732	$107,435,633

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2011 and 2010

	2011	2010
Sales (including excise taxes of $90.5 million and $81.3 million, respectively)	$283,563,050	$244,957,161
Cost of sales	264,925,373	227,349,439
Gross profit	18,637,677	17,607,722

Selling, general and administrative expenses	15,350,002	13,687,371
Depreciation and amortization	613,494	497,583
	15,963,496	14,184,954
Operating income	2,674,181	3,422,768
Other expense (income):
Interest expense	424,110	384,583
Other (income), net	(151,264)	(22,881)
	272,846	361,702
Income from operations before income taxes	2,401,335	3,061,066
Income tax expense	963,000	1,229,000
Net income	1,438,335	1,832,066
Preferred stock dividend requirements	(67,641)	(74,867)
Net income available to common shareholders	$1,370,694	$1,757,199

Basic earnings per share available to common shareholders	$2.21	$3.04
Diluted earnings per share available to common shareholders	$1.83	$2.41

Basic weighted average shares outstanding	619,910	578,636
Diluted weighted average shares outstanding	783,994	758,692

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,438,335	$1,832,066
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	512,555	418,565
Amortization	100,939	79,018
Gain on sale of property and equipment	(3,600)	(2,315)
Equity-based compensation	318,894	1,166,833
Net excess tax benefit on equity-based awards	—	(79,863)
Deferred income taxes	449,159	422,825
Provision (recoveries) for losses on doubtful accounts	87,735	(625,000)
Provision for losses on inventory obsolescence	46,563	81,416
Other	(2,012)	(2,011)

Changes in assets and liabilities:
Accounts receivable	3,652,086	6,282,865
Inventories	(9,538,609)	(1,135,707)
Prepaid and other current assets	1,122,163	(1,758,550)
Other assets	(4,175)	(6,513)
Accounts payable	(2,586,190)	(1,949,184)
Accrued expenses and accrued wages, salaries and bonuses	(1,731,517)	(1,316,121)
Income tax payable	(1,367,567)	(1,186,025)
Net cash flows from operating activities	(7,505,241)	2,222,299

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(261,717)	(293,037)
Proceeds from sales of property and equipment	3,600	11,575
Net cash flows from investing activities	(258,117)	(281,462)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on bank credit agreements	7,996,506	(1,647,706)
Principal payments on long-term debt	(410,772)	(250,007)
Net excess tax benefit on equity-based awards	—	79,863
Dividends paid on convertible preferred stock	(67,641)	(74,867)
Dividends on common stock	(119,313)	(103,935)
Proceeds from exercise of stock options	1,180	—
Withholdings on the exercise of equity-based awards	(51,452)	—
Net cash flows from financing activities	7,348,508	(1,996,652)
Net change in cash	(414,850)	(55,815)
Cash, beginning of period	1,389,665	356,735
Cash, end of period	$974,815	$300,920

	2011	2010
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$401,312	$372,376
Cash paid during the period for income taxes	1,881,407	1,992,200

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$3,254	$29,503
Issuance of common stock in connection with the vesting and exercise of equity-based awards	950,562	—

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727